SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2004

CUISINE SOLUTIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-12800	52-0948383
(STATE OR OTHER JURISDICTION OF	(COMMISSION	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	FILE NUMBER)	IDENTIFICATION NO.)

85 SOUTH BRAGG STREET, SUITE 600, ALEXANDRIA, VA 22312

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:
(703) 270-2900

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Cuisine Solutions, Inc., recently appointed Mr. Hugues Prince, age 48, to the Board of Directors. Mr. Prince was the Managing Director of DeliFrance Asia since its inception in 1981. DeliFrance Asia was owned by the JL Vilgrain Group, the majority shareholder of Cuisine Solutions. DeliFrance Asia is listed on the Singapore Stock exchange (1996) with more than 180 retail outlets, bakeries, and restaurants in seven Asian countries. It was acquired by Prudential Asset Management Asia Ltd (PAMA) in 1999. Mr. Prince is currently a consultant and group advisor to the Cuisine Solutions majority shareholder. Mr. Prince has also served on the Cuisine Solutions Advisory Board since January 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2004		CUISINE SOLUTIONS, INC

	By:	/s/ Stanislas Vilgrain

Chief Executive Officer